EXHIBIT 5.1


                               SHUTTS & BOWEN LLP
                        ATTORNEYS AND COUNSELLORS AT LAW
                                1500 MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                              MIAMI (305) 358-6300
                            FACSIMILE (305) 381-9982



                              _______________, 1997


First Team Automotive Corp.
350 South Lake Destiny Drive
Suite 200
Orlando, FL 32810

Ladies and Gentlemen:

         We have acted as counsel for First Team Automotive Corp., a Delaware corporation (the "Company"), with respect to the preparation and filing by the Company with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-1 (No. 333- ___________), as it may be amended (the "Registration Statement"), and the Prospectus contained in the Registration Statement (the "Prospectus") covering the registration under the Securities Act of 1933, as amended (the "Act"), of ____________ shares (the "Initial Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), plus up to an additional ______ shares of Common Stock to cover over-allotments (the "Option Shares") to be sold by the Selling Stockholders referred to in the Registration Statement (collectively, the "Shares"). The Shares will be offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and a group of underwriters for whom Merrill Lynch Pierce Fenner & Smith Incorporated and Wheat, First Securities, Inc. are acting as representatives.

         In connection with our opinion, we have examined: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company; and (iii) such other documents, certificates and proceedings as we have considered necessary or appropriate for the purposes of this opinion.

         In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity of the originals of such latter documents;

First Team Automotive Corp.
_______________, 1997
Page 2




(iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of:
(i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and that the Shares to be sold by the Selling Stockholders are, and the Shares to be issued and sold by the Company will, if and when issued and delivered by the Company or the Selling Stockholders against payment of consideration therefor in accordance with the terms of the Underwriting Agreement, be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Company's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement, and to all references to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                   Sincerely,

                                                   SHUTTS & BOWEN LLP